UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2020

COSMOS GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55793	22-3617931
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Rooms 1705-6, 17th Floor, Tai Yau Building,

No. 181 Johnston Road

Wanchai, Hong Kong

(Address of principal executive offices (zip code))

+852 3643 1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 8.01 Other Events.

Cosmos Group Holdings, Inc., a Nevada corporation (the “Company”), makes the following disclosure pursuant to an order issued by the U.S. Securities and Exchange Commission (the “SEC”) on March 4, 2020 (the “SEC Order”), providing conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the outbreak of the novel coronavirus (“Covid-19”).

The current outbreak of Covid-19 has posed a significant impact on the Company’s ability to file on a timely basis its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), which is due to be filed on March 30, 2020 (the “Original Due Date”). Therefore, the Company has elected to rely on the conditional filing relief provided under the SEC Order.

The preparation of the Company’s Annual Report, including financial statements and completion of the auditing process, has been delayed by government imposed quarantines, office closings and travel restrictions due to concerns related to the spread of Covid-19. These measures have affected both the Company’s and its service provider’s personnel and have delayed the ability of the Company’s accounting personnel to process certain of its accounting records and receipts required to complete the audit of the Company’s financial statements. Considering the lack of time for the compilation, dissemination and review of the information required to be presented, and the importance of investors receiving materially accurate information in the Annual Report, the Company has decided to rely on the SEC Order. The Company plans to file the Annual Report no later than May 15, 2020, or within 45 days after the Original Due Date.

We expect the current outbreak of Covid-19 to have a material and adverse effect on the Company’s business operations. The Covid-19 outbreak has significantly significantly changed consumer behavior and demand in the AI Education sector due to the suspension of normal school activities and also depressed investor sentiment, contributing to our challenges in obtaining the financing necessary to implement our AI Business Plan. In addition, Covid-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets of many other countries, resulting in a general economic downturn that could affect demand for our products and significantly impact our operating results. As a result, we believe that our ability to proceed with our AI Education business plan may be materially and adversely affected.

Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” "believes," "expects," “endeavor” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the SEC and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COSMOS GROUP HOLDINGS, INC..

Date: March 30, 2020		/s/ Miky Y.C. Wan
	By:	Miky Y.C. Wan, Interim Interim Chief Executive Officer, Interim Chief Financial Officer and President

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